Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 30, 2009, by and among VistaGen Therapeutics, Inc., a California corporation (the "Company"), and Cato Holding Company, a North Carolina corporation (the "Purchaser").

WITNESSETH:

WHEREAS, the Company is currently indebted to Purchaser in an amount in excess of one million one hundred twenty-five thousand dollars (US$1,125,000) (the "Indebtedness); and

WHEREAS, the Purchaser is willing to purchase certain securities from the Company in exchange for cancellation of the Indebtedness and the Company is willing to issue such securities pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I

PURCHASE AND SALE OF THE SECURITIES

A. Purchase and Sale. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, the Purchaser agrees to purchase at the Closing (as defined below) and the Company hereby agrees to sell and issue to the Purchaser at the Closing seven hundred fifty thousand (750,000) shares (the "Shares") of the Company's common stock (the "Securities").

B. Purchase Price; Payment. The purchase price for the Securities shall be one million one hundred twenty-five thousand dollars (US$1,125,000) (or $1.50 per Share) (the "Purchase Price"). The Purchase Price will be paid by cancellation of the Indebtedness. Upon reasonable request of the Company, Purchaser shall surrender to the Company for cancellation at the Closing or anytime thereafter any evidence of such Indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

C. Debt Outstanding. Notwithstanding the foregoing, the Company and the Purchaser hereby agree that the debts, accounts payable and other obligations owed to the Purchaser listed on Exhibit A attached hereto remain outstanding as of the date hereof and must be repaid or satisfied by the Company in accordance with their respective terms.

SECTION H

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE COMPANY

The Company represents and warrants to, and covenants and agrees with, the Purchaser, as of the date hereof, that:

A. Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to own its properties and to conduct the business in which it is now engaged.

B. Authority. The Company has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform all of its obligations and covenants hereunder, and no consent or approval of any other person or governmental authority is required therefore. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations and covenants hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the Articles of Incorporation, as amended, or By-Laws of the Company or any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or results in any breach of any of the terms of or constitutes a default under or results in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of its assets is bound, except for violations or defaults which would not result in a material adverse change in the assets, condition, or affairs of the Company, financially or otherwise.

D. Non-Assessable Shares. The Securities being issued hereunder will be duly authorized and, when issued to the Purchaser for the consideration herein provided, will be validly issued, fully paid and non-assessable.

SECTION III

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE PURCHASER

The Purchaser represents and warrants to, and covenants and agrees with, the Company, as of the date hereof, that:

A. Organization. The Purchaser is, and as of the Closing will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

B. Authorization. The Purchaser has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes its legal, valid and binding obligation, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

C. Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section II of this Agreement or the right of the Purchaser to rely thereon.

D. Investment Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

E. Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

F. Restricted Securities. The Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY'S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT. The Purchaser understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Purchaser will not be able to resell or otherwise transfer its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. The Purchaser has no immediate need for liquidity in connection with this investment, does not anticipate that the Purchaser will be required to sell its Securities in the foreseeable future.

G. Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section III, and:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser, if it is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original Purchaser hereunder.

H.           Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

(b) Any legend required by the Bylaws of the Company or applicable state securities laws.

I.Reliance by Company. The Purchaser understands that the representations,warranties, covenants and acknowledgements set forth in this Section III constitute a materialinducement to the Company entering into this Agreement.

J. No Reliance on Others. The Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

K. Lock-Up Agreement. The Purchaser hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 3.7 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Purchaser if all officers and directors and greater than one percent (1%) shareholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section H and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding the foregoing, nothing in this Section III.K shall prevent the Purchaser from making a transfer of any common stock that was listed on a national stock exchange, actively traded over-the-counter or traded on the Nasdaq National Market at the time it was acquired by the Purchaser or was acquired by the Purchaser pursuant to Rule 144A of the Act, including any shares acquired in the initial public offering.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

SECTION IV

THE CLOSING

A. Closing. The consummation of the issuance of the Securities and the Cancellation of the Indebtedness described in Section I and the other transactions contemplated hereby (the "Closing") shall take place simultaneously with the execution of this Agreement at the offices of the Company or at such other date or location as the parties may mutually agree. At the Closing, the Company shall deliver to the Purchasers a Certificate for the Shares.

SECTION V

MISCELLANEOUS

A. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

B. Invalidity, Etc. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

C. Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

D. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

E. . Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable in the case of agreements made and to be performed entirely within such State, without regard to principles of conflicts of law, and the parties hereto hereby submit to the exclusive jurisdiction of the state and federal courts located in the State of California.

F. Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

COMPANY:

VISTAGEN THERAPEUTICS, INC.

By: ____________
Name: Shawn K. Singh
Title: Chief Executive Officer

PURCHASER:

CATO HOLDING COMPANY

By: ____________
Name: Allen Cato
Title: Chief Executive Officer

EXHIBIT A

Outstanding Debts, Accounts Payable, and Other Obligations

(upon the Closing)

Debts:
	Principal	Interest	Amount Outstanding
Loan Agreement February 3, 2004	$170,000	$30,056	$200,056
Convertible Promissory Note (1)	$250,000	$67,877	$317,877
February 5, 2007
Convertible Promissory Note (1)	$562,368	$101,997	$664,365
December 31, 2007

Accounts Payable:  None

Other:                             None

(1) To be converted in conjunction with the Company's initial public offering